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                                                    EXHIBIT 23.1



                  [TRICE & GEARY LLC LETTERHEAD]


April 19, 1999

Board of Directors
Glen Burnie Bancorp

     We hereby consent to the incorporation by reference of our report dated January 22, 1999 included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and to the references to our firm under the heading "Experts" in the prospectus included in Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement for the Registrant's Dividend Reinvestment and Stock Purchase Plan and Stockholder Purchase Plan (File No. 333-37073).

                                           Sincerely,

                                           /s/ Trice & Geary LLC

                                           TRICE & GEARY LLC